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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   May 17, 1995
                                                 ----------------


                           FIRETECTOR INC.
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          (Exact name of registrant as specified in its charter)


        Delaware                 0-17580           11-2941299
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(State or other jurisdiction    (Commission        (IRS Employer
     of incorporation)          File Number)       Identification
No.)


  262 Duffy Avenue, Hicksville, New York              11801
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   (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (516) 433-4700
                                                  ---------------


THIS CURRENT REPORT ON FORM 8-K IS BEING FILED SOLELY TO
DEMONSTRATE COMPLIANCE WITH NASDAQ SMALL-CAP LISTING MAINTENANCE
REQUIREMENTS.


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Item 5.   Other Events.

     On May 17, 1995, Mirtronics Inc., the Registrant's largest stockholder converted $250,000 of debt owed to it by the Registrant into 250,000 shares of Class A, Series 1 Preference Shares (the "Preference Shares"), pursuant to the terms and conditions of a Debt/Equity Coversion Agreement (the "Agreement"), dated as of March 15, 1995. The Agreement provides Mirtronics with the right to convert outstanding debt owed to it by the Registrant into Preference Shares. The Preference Shares
(i) are entitled to two(2) votes per share; (ii) convert to two
(2) shares of Common Stock for each share of Preference Stock;
(iii) provide the holders thereof the right, at any time and from time to time, to require the the Registrant to redeem the Preference Stock together with all accrued and unpaid dividends thereon; and (iv) provide the holders thereof with certain protections against diminution of the the Registrant's assets and certain organic changes in the existence of the the Registrant. While the Preference Shares may be redeemed at the option of the holder or the Registrant it is quite unlikely to occur due to strict covenants in the Registrant's credit facility. It is not anticipated that the lender will allow dividends, redemptions, or debt payments to related parties until the Registrant shows a continued record of acceptable profits.

     The Registrant is not required to and has not included in this Current Report, financial statements. However, included in
Item 7 to this Current Report are pro forma financial statements of the Registrant as at May 17, 1995, giving effect to the conversion.

Item 7.   Financial Statements and Exhibits

(c) Exhibits.

     Exhibit No.         Description

     10.1      Debt/Equity Conversion Agreement,
               dated as of March 15, 1995 between
               Mirtronics Inc. and Firetector
               Inc.<Fn1>

     99.1      Pro-Forma Balance Sheet as at May 17, 1995


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<Fn1>  Reference is made to the correspondingly numbered Exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1995.